UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2007
CINTEL CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-100046 (Commission File Number)	52-2360156 (I.R.S. Employer Identification Number)

9900 Corporate Campus Drive, Suite 3,000, Louisville, KY 40223
(Address of principal executive offices) (zip code)

(502) 657-6077
(Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On December 12, 2007, the Board of Directors of Cintel Corp. (the "Company"), appointed Jungho Kim to its Board of Directors, effective immediately. The addition increases the size of the Company’s Board of Directors to four members. There are no understandings or arrangements between Mr. Kim and any other person pursuant to which he was selected as director. There are no family relationships with any director, executive officer or person nominated or chosen by us to become a director or executive officer. Furthermore, Mr. Kim has not entered into a transaction, nor is there any proposed transaction with us.

Mr. Kim, 37, is currently a Director at Woori Private Equity located in Seoul, Korea. Mr. Kim previously served as Director at Value Meet Investment Co., Ltd. from 2001 through 2006. From 1998 through 2001 Mr. Kim was a Workout Specialist at Woori Bank and from 1995 through 1998 was an Auditor/CPA at Samil Pricewaterhouse Coopers. Mr. Kim obtained a B.A. in Business Administration at the Yonsei University in Seoul Korea.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINTEL CORP.

Dated: December 17, 2007	By:	/s/ Sang Don Kim
Sang Don Kim
Chief Executive Officer